Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Walter Conner 425-372-3234 wconner@drugstore.com

drugstore.com, inc. Announces Third Quarter Financial Results

Company Reports Record Sales in Seasonally Slow Third Quarter

BELLEVUE, WA – October 23, 2003 – drugstore.com, inc. (NASDAQ: DSCM), the leading online retailer of health, beauty, wellness, and pharmacy products, today announced its third quarter financial results. The company reported record net sales of $59.8 million and a 32% reduction in losses from the previous year.

“We are very pleased with the strong growth of our third quarter sales and thrilled with the progress we are making in our OTC segment, where sales grew by more than 40% during the quarter,” said Kal Raman, president and chief executive officer of drugstore.com, inc. “Customers are clearly responding to the benefits of shopping at the drugstore.com™ online store, which include our highly successful loyalty programs, everyday competitive pricing, exciting product offerings, and superior customer service. These benefits have positioned drugstore.com™ as the leading provider of health and wellness solutions on the Web.”

Third quarter 2003 net sales reached an all-time high of $59.8 million, a 26% increase over the third quarter of 2002. Gross margin was 20.3% of net sales, and increased by 60 basis points from the prior year. Gross profit dollars reached $12.1 million, an all-time high, and grew by 30% year-over-year. Net loss for the third quarter on a GAAP basis was $4.7 million, or $0.07 per share, and reflected a 32% reduction from the third quarter of 2002. EBITDA (a non-GAAP financial measure defined as Earnings Before Interest, Taxes, Depreciation and Amortization of Intangible Assets, Non-Cash Marketing Expense and Stock Based Compensation) loss was $2.1 million for the quarter, and reflected a 46% reduction year-over-year. Cash, cash equivalents, and marketable securities at the end of the third quarter totaled $49.2 million. A reconciliation of net loss to EBITDA loss (net loss is the most directly comparable GAAP measure) is included in the financial data accompanying this press release.

Operational Highlights for Third Quarter 2003 and Recent Announcements

•	drugstore.com, inc. continued to refine and improve its ability to cross-sell and up-sell products to customers, helping to drive a 41% year-over-year increase in OTC sales. Skin care products, sales of which grew by more than 60% year-over-year, represented one of the top growth categories in OTC. StriVectin-SD, a skin cream touted for its anti-aging effects, is a top seller on the drugstore.com™ Web store. As of October 7, 2003, drugstore.com, inc. is one of only five remaining online suppliers of the highly popular cream. The company’s other top sellers are vitamin supplements, sports nutrition products, and diet aids, which increased nutrition and wellness sales by more than 110% year-over-year. Shaving products have also performed well as a result of aggressive price points on electric shavers. In addition, the household cleaning category has grown as a result of strong consumer demand for natural cleaning solutions, including top-selling brands Seventh Generation and Caldrea.

•	Pharmacy sales were the highest in the company’s history and were benefited by initiatives to grow mail order volumes and position the drugstore.com™ pharmacy as an outsourced solution for PBMs (pharmacy benefit managers). These initiatives have resulted in five new partnerships: Destination Rx, Inc., US Script, Inc., AmeriScript, Inc., INTEQ Group, Inc., and most recently, Frontline Pharmaceuticals, LLC. These companies chose drugstore.com, inc. for its mail order fulfillment capabilities, as well as for its low drug costs, award-winning customer service, broad selection of health and wellness products, and extensive health care information resources. Each agreement has a one-year term and is expected to result in increased pharmacy growth in upcoming quarters.

•	Continuing in its series of highly successful “store” launches, including the Sexual Well-being™Store and the Healthy Woman Store, drugstore.com, inc. launched the Natural Store, which provides consumers with one of the best selections of natural products on the planet, as well as information and guidelines on how to live a healthier, more natural lifestyle. The drugstore.com™Natural Store features a broad selection of natural products, including those products without artificial coloring, synthetic fragrance, or other unnecessary chemicals and products from companies with environmentally-conscious and cruelty-free policies. The Natural Store features many of the top natural brands on the market, including Burt’s Bees, Kiss My Face, Tom’s of Maine, Australian Organics, Nature Boy & Girl, Seventh Generation, Gaiam, Emerita, EO, Zia Natural Skincare, Boiron, and New Chapter Vitamins.

•	Through its international shipping partnership with Comerxia, Inc., drugstore.com, inc. now has the ability to ship a broad selection of non-prescription health, beauty, and wellness products to consumers worldwide. To date, the company has shipped to customers in over 30 countries worldwide.

•	The drugstore.com™ loyalty programs, Everyday Free Shipping, drugstore.com Dollars™, and Your Diamond Deal™, which were first implemented in the fourth quarter of 2002, have proven very successful in increasing retention and driving growth. In the third quarter of 2003, revenue from repeat OTC sales grew by 40% year-over-year (32% when excluding sales from Custom Nutrition Services, which the company acquired in the second quarter of 2003), and reflected the highest growth rate from that segment of customers since the third quarter of 2001. The company’s active customer base is now approximately 1.34 million customers, with an average annual spend per active customer of $171.

•	The company was honored with the first-ever eTail Award for Fulfillment during the 9th Annual eTail2003 Conference in August. The event, sponsored by World Business Research, recognized drugstore.com, inc. for excellence in fulfillment services, which includes warehouse operations, real-time inventory control, and customer service.

•	Beauty.com, Inc., a wholly owned subsidiary of drugstore.com, inc., launched a special promotion in partnership with Sue Devitt Studio for Starlights Clear Water Eye Shadow in Carina, a Beauty.com™-exclusive hue that gives a luminous wash of rose to the eyelids. As part of the site-wide promotion, Beauty.com, Inc. and Sue Devitt Studio will each donate $2 per sale of this eye shadow to the Breast Cancer Research Fund.

•	drugstore.com, inc. launched a special promotion in partnership with philosophy, inc. for holiday blues, an aromatic, foaming bath and shower gel that helps soak away holiday stress. As part of the promotion, 100% of the net profits from the sales of holiday blues will be donated to charities for the homeless.

•	drugstore.com, inc. expanded its relationship with Dr. Andrew Weil and Polaris Health, LLC to provide consumers with a more comprehensive resource for integrative health education and information. The Dr. Weil Recommends store on the drugstore.com™ Web site provides consumers with information, resources, and a broad selection of health and wellness related products.

Financial Highlights for the Third Quarter of 2003 (all comparisons are made with the third quarter of 2002 unless otherwise noted)

•	Net sales grew by 26% and reached an all-time quarterly high of $59.8 million.

•	Average net revenue per order increased by 10%, or $7, to $76.

•	Trailing 12-month active customer base grew to 1.34 million customers from 1.16 million. The average annual spend per active customer grew to $171, up from $157.

•	Third quarter gross margin was 20.3%, up from 19.7%.

•	Net loss on a GAAP basis was $4.7 million, or $0.07 per share, and improved by 32%, or $2.2 million.

•	Third quarter EBITDA loss was $2.1 million.

•	The company ended the third quarter with $49.2 million in cash, cash equivalents, and marketable securities. Cash used for the quarter was $1.9 million.

Outlook for Fourth Quarter 2003

drugstore.com, inc. anticipates net sales for the fourth quarter to be in the range of $65 million to $70 million, and expects a GAAP net loss of $2.7 million to $3.2 million. The company expects EBITDA to range from a loss of $500,000 to break-even. A reconciliation of forecasted net loss range to forecasted EBITDA range (net loss is the most directly comparable GAAP measure) is included in the financial data accompanying this press release.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization of Intangible Assets, Non-Cash Marketing Expenses and Stock-Based Compensation. This non-GAAP measure is provided to enhance the user’s overall understanding of the company’s current financial performance and prospects for the future. Management believes that EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company’s core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company’s financial reporting. However, EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP, or as a measure of the company’s profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to EBITDA loss.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Thursday, October 23, 2003 at 5:00 p.m. EDT. To participate, callers should dial 800-257-1927 five minutes beforehand. Investors also have the opportunity to listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the “audio” hyperlink. A replay of the call will be available for one week at 1-800-405-2236 or 303-590-3000 internationally (use pass code 556142). The company’s third quarter 2003 operational and financial data will also be available on the drugstore.com™ Web site beginning October 23, 2003.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is “Your Health & Beauty Superstore” and the leading online health, beauty, wellness, personal care, and pharmacy solution in the world. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, the stock market, changes affecting the Internet, online retailing and advertising, the company’s limited operating history, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, risks related to systems interruptions, possible governmental regulation, and the ability to manage a rapidly growing business. Additional information, regarding factors that potentially could affect drugstore.com’s business, financial condition and operating results is included in drugstore.com’s periodic filings with the SEC on Forms 10-K and 10-Q. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

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DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2003	September 29, 2002	September 28, 2003	September 29, 2002
	(unaudited)		(unaudited)
Net sales	$59,843	$47,352	$175,150	$138,903
Costs and expenses:
Cost of sales	47,704	38,018	140,578	111,800
Fulfillment and order processing	7,091	6,633	21,319	19,800
Marketing and sales	4,718	3,582	12,470	19,887
Technology and content	1,928	2,516	6,317	9,326
General and administrative	2,688	2,884	8,332	8,685
Impairment and restructuring charges	—	—	—	2,450
Amortization of intangible assets	407	712	1,116	2,142
Amortization of stock-based compensation	186	258	461	1,366

Total costs and expenses	64,722	54,603	190,593	175,456

Operating loss	(4,879)	(7,251)	(15,443)	(36,553)
Interest income, net	132	300	510	1,041

Loss before change in accounting principle	(4,747)	(6,951)	(14,933)	(35,512)
Cumulative effect of change in accounting principle	—	—	—	(8,905)

Net loss	$(4,747)	$(6,951)	$(14,933)	$(44,417)

Basic and diluted net loss per share:
Loss before extraordinary gain and cumulative effect of change in accounting principle	$(0.07)	$(0.10)	$(0.22)	$(0.53)
Cumulative effect of change in accounting principle	—	—	—	(0.13)

	$(0.07)	$(0.10)	$(0.22)	$(0.66)

Weighted average shares outstanding used to compute basic and diluted net loss per share	69,989,525	68,130,576	69,289,706	67,588,023

SUPPLEMENTAL INFORMATION: Gross Profit, Gross Margin, and EBITDA Loss

(See Note 1 below):

USD (in thousands), unless otherwise indicated	Three Months Ended		Nine Months Ended
	September 28, 2003	September 29, 2002	September 28, 2003	September 29, 2002
1. Gross Profit and Gross Margin
Net sales	$59,843	$47,352	$175,150	$138,903
Cost of sales	47,704	38,018	140,578	111,800

Gross profit	$12,139	$9,334	$34,572	$27,103

Gross margin	20.3%	19.7%	19.7%	19.5%

2. Reconciliation of Net Loss to EBITDA Loss (see Note 2 below)

(a) Reconciliation of net loss to EBITDA loss calculated as:

Net loss	$(4,747)	$(6,951)	$(14,933)	$(44,417)
Amortization of intangible assets	407	712	1,116	2,142
Amortization of non-cash marketing	572	572	1,716	7,272
Amortization of stock-based compensation	186	258	461	1,366
Depreciation (see Note 2 below)	1,607	1,828	4,783	6,795
Interest income, net	(132)	(300)	(510)	(1,041)

EBITDA loss	$(2,107)	$(3,881)	$(7,367)	$(27,883)

(b) Reconciliation of forecasted Q4 2003 net loss range to forecasted Q4 2003 EBITDA loss range calculated as:

	Three Months Ended December 28, 2003
	Range High	Range Low
Estimated net loss	$(2,720)	$(3,220)
Estimated amortization of intangible assets	400	400
Estimated amortization of non-cash marketing	570	570
Estimated amortization of stock-based compensation	230	230
Estimated depreciation	1,640	1,640

Estimated interest income, net	(120)	(120)

Estimated EBITDA loss	$0	$(500)

NOTE 1: Supplemental information related to the company’s gross profit, gross margin and EBITDA loss for the three and nine months ended September 28, 2003 and September 29, 2002, is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

NOTE 2: EBITDA loss is defined as loss before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing and stock-based compensation, and adjusted for the cumulative effect of accounting changes. Depreciation expense excluded from EBITDA loss is classified in the following financial statement line items:

	Three Months Ended		Nine Months Ended
	September 28, 2003	September 29, 2002	September 28, 2003	September 29, 2002
Fulfillment and order processing	$1,215	$1,147	$3,520	$3,483
Marketing and sales	—	—	—	—
Technology and content	208	444	677	2,439
General and administrative	184	237	586	873

Depreciation	$1,607	$1,828	$4,783	$6,795

DRUGSTORE.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 28, 2003	December 29, 2002
	(unaudited)	(audited)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$49,164	$61,867
Accounts receivable, net	17,147	15,972
Inventories	7,114	4,988
Prepaid marketing expenses	2,303	2,609
Other current assets	2,845	2,857

Total current assets	78,573	88,293

Fixed assets, net	14,503	16,373
Intangible assets, net	8,248	5,036
Goodwill, net	8,627	5,694
Prepaid marketing expenses	10,878	12,595
Deposits and other assets	153	261

Total assets	$120,982	$128,252

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,229	$25,647
Accrued compensation	3,121	2,923
Accrued marketing expenses	2,210	3,070
Other current liabilities	2,504	1,499
Current portion of capital lease obligations	934	721

Total current liabilities	35,998	33,860

Capital lease obligations, less current portion	557	452
Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares—250,000,000
Issued and outstanding shares—70,314,232 and 68,387,327 as of September 28, 2003 and December 29, 2002, respectively	750,166	744,620
Deferred stock-based compensation	(774)	(648)
Accumulated deficit	(664,965)	(650,032)

Total stockholders’ equity	84,427	93,940

Total liabilities and stockholders’ equity	$120,982	$128,252